                                                                   Exhibit 11.1
                                                                   ------------

      SLADE'S FERRY BANCORP. AND SUBSIDIARY
            QUARTERLY DATA (UNAUDITED)

                                                         Six Months Ended June 30,               Three Months Ended June 30,
                                                          2006               2005                   2006               2005
                                                   ------------------------------------      --------------------------------------
                                                   (In thousands, except per share date)     (In thousands, except per share (date)
Net income                                             $    1,533          $    1,948             $      626        $      848
                                                       ==========          ==========             ==========        ==========

Average common shares outstanding
                                                        4,151,091           4,094,939              4,156,481         4,112,696
                                                       ==========          ==========             ==========        ==========

Basic earnings per share                               $     0.37          $     0.48             $     0.15        $     0.21
                                                       ==========          ==========             ==========        ==========

Average common shares outstanding
                                                        4,151,091           4,094,939              4,156,481         4,112,696
Net effect of dilutive stock options
                                                           17,180              28,857                 14,129            20,016
                                                       ==========          ==========             ==========        ==========
Adjusted common shares outstanding
                                                        4,168,271           4,123,796              4,170,610         4,132,712
                                                       ==========          ==========             ==========        ==========

Diluted earnings per share                             $     0.37          $     0.47             $     0.15        $     0.21
                                                       ==========          ==========             ==========        ==========
